UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


 Date of Report (Date of earliest event reported) April 21, 2006


                       BROWNSVILLE COMPANY
     (Exact name of registrant as specified in its charter)

                Commission file number 000-51700


Nevada                                                         N/A
(State or other jurisdiction                      (I.R.S. Employer
of incorporation)                              Identification No.)

23227 Dogwood Avenue
Maple Ridge, British Columbia, Canada                     V2X 4S4
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code: (604) 267-0888

                         Not applicable
  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

      Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of April 21, 2006 by and among Xuxin Shao, Shao Hui Chen, Brownsville Company (the "Company") and Adam
Cegielski (who up until that time had not been affiliated with the Company), Mr. Shao and Mr. Chen sold on such date an aggregate of 5,000,000 shares of common stock of the Company to Mr. Cegielski for the aggregate purchase price of $20,000. At the time thereof, Mr. Shao was President, Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer of the Company. Additionally, Mr. Shao and Mr. Chen were the only two directors of the Company.

      As a result of the completion of the transaction on April 21, 2006, Mr. Cegielski presently owns 5,000,000 shares of the common stock of the Company which represents approximately 46.64% of the Company's outstanding shares of common stock based upon 10,720,000 shares of common stock outstanding as of April 21, 2006.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     In  connection  with the transaction described  above  under
Item 5.01, Mr. Shao resigned as President, Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer of the Company effective as of April 21, 2006, and, on such date, Mr. Cegielski was appointed as the Company's President, Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer.

     In addition thereto, on April 21, 2006, the Board of Directors, then consisting of Mr. Shao and Mr. Chen, agreed to increase the size of the Board to three members and appoint Mr. Cegielski as a director to fill the vacancy resulting therefrom with immediate effect. As a result thereof, the Board of Directors now consists of Xuxin Shao, Shao Hui Chen and Adam Cegielski.

      Adam Cegielski, age 30, has been self employed since March 2001 as the owner/operator of Insight Consulting, which is a company owned by Mr. Cegielski which has provided management consulting services to IBI Corporation, a company specializing in mining. In addition, since March 2006, Mr. Cegielski has been Chief Executive Officer, President, Principal Accounting Officer, Treasurer, Secretary and director of Konigsberg Corp. Mr. Cegielski is a graduate of the University of Guelph in Ontario, Canada where he acquired his Bachelor of Science, Honours degree from the College of Physical and Engineering Science in Applied Biochemistry.

      It is anticipated that Mr. Cegielski will receive a salary of approximately $3,000 per month for his services as the Company's sole officer and a director. Mr. Cegielski will be bound by a consulting agreement which has not been formalized as of the date of this filing. Mr. Cegielski will continue to provide consulting services through Insight Consulting to other public companies.

      There are no family relationships between Mr. Cegielski and any of the other executive officers or directors of the Company. There are no arrangements or understanding between Mr. Cegielski and any other persons pursuant to which Mr. Cegielski was selected as a director except as contemplated by the Stock Purchase Agreement. There have been no transactions during the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Cegielski had, or will have, a direct or indirect material interest.

Item 9.01  Financial Statements and Exhibits.

List   below  the  financial  statements,  pro  forma   financial
information and exhibits, if any, filed as part of this report.

Exhibits:

     10.1 Stock Purchase Agreement dated as of April 21, 2006  by
     and  among Xuxin Shao, Shao    Hui Chen, Brownsville Company
     and Adam Cegielski.

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BROWNSVILLE COMPANY
                                  (Registrant)


Dated:     April 27, 2006         By:  /s/ Adam Cegielski
                                  Name:    Adam Cegielski
                                  Title:   President   and   Chief
                                           Executive Officer